UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (the “Amendment”) is being filed by Zoomcar Holdings, Inc. (the “Company”) to correct a typographical error in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2025 (the “Original Report”).

Specifically, under Item 1.01 of the Original Report, the Company inadvertently stated that 1800 Diagonal Lending LLC (“DLL”) had purchased a convertible bridge note in the principal amount of $402,000.00. The correct principal amount of the note issued to DLL was $290,240.00, as correctly stated in the second paragraph of Item 1.01 in the Original Report.

No other changes have been made to the Original Report. This Amendment does not reflect events occurring after the date of the Original Report and does not update or modify any disclosures other than as expressly set forth herein.

Item 1.01. Entry into a Material Definitive Agreement.

On June 24, 2025, Zoomcar Holdings, Inc. (the “Company”) closed two Securities Purchase Agreements (each, a “Purchase Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“DLL”), and Boot Capital LLC, a Delaware limited liability company (“Boot”), respectively, in connection with a private placement offering of convertible bridge notes (each, a “Note” and collectively, the “Notes”) in the aggregate principal amount of $290,240.00 and $111,760.00, respectively.

Pursuant to the Purchase Agreements, DLL purchased a Note in the original principal amount of $290,240.00 with an original issue discount of $30,240.00 and net proceeds to the Company of $250,000.00, after fees. Boot purchased a Note in the original principal amount of $111,760.00 with an original issue discount of $11,760.00 and net proceeds to the Company of $100,000.00.

Each Note bears interest at a rate of 12% per annum and is due on March 30, 2026. The Notes include scheduled installment repayments, and may be prepaid in full by the Company at a discount to the outstanding balance. The Notes are subject to default interest at a rate of 22% per annum and include customary events of default and covenants.

In the event of an uncured default under either Note, the holder may elect to convert the then-outstanding obligations (including principal, accrued interest, default interest, and other fees) into shares of the Company’s common stock at a conversion price equal to 75% of the lowest trading price of the Company’s common stock during the fifteen (15) trading days immediately prior to the applicable conversion date, representing a 25% discount to market.

Additionally, upon the occurrence and continuation of an event of default, the outstanding balance of each Note shall be automatically increased to 150% of the sum of the unpaid principal and accrued interest (the “Default Amount”). If, following such a default, the Company also fails to timely deliver shares upon a conversion request or otherwise fails to honor the conversion provisions of the Note, the applicable default multiplier may be increased to 200% of the Default Amount. The Notes also provide for a $1,000 per day late delivery penalty for failure to timely deliver shares of common stock upon conversion.

The foregoing descriptions of the Purchase Agreements and Notes do not purport to be complete and are qualified in their entirety by reference to the respective forms thereof, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02. The Notes and any shares of common stock issued upon conversion thereof were issued and sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
4.1*	Form of Bridge Note
10.1*	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

*	Previously Filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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